CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A (the “Registration Statement”) of our report dated August 2, 2011, relating the July 27, 2011 financial statement of QuantShares U.S. Market Neutral Value Fund, which appears in such Registration Statement.  We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts
August 2, 2011